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Exhibit 99.1

For Immediate Release	Contact:	Richard Wiley Samsonite Corporation Phone: (303) 373-6373

Samsonite Reports First Quarter Results

        DENVER, Colorado, June 8, 2005—SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today reported revenue of $232.4 million, operating income of $22.3 million and net income to common stockholders of $3.7 million, or $0.01 per fully diluted common share, for the quarter ended April 30, 2005. These results compare to revenue of $200.4 million, operating income of $6.4 million and net loss to common stockholders of $7.1 million, or $0.03 per share, for the first quarter of the prior year.

        Adjusted EBITDA (earnings before interest expense, taxes, depreciation, amortization, and minority interest, adjusted for certain items management believes should be excluded in order to reflect recurring operating performance including restructuring charges, executive severance, stock compensation expense, asset impairment charges, and ERP project expenses), a measure of core business cash flow, was $29.2 million for the first quarter compared to $17.9 million for the first quarter of the prior year.

        Chief Executive Officer, Marcello Bottoli, stated: "The Company had a strong first quarter showing solid sales growth, improving margins and good progress in working capital efficiency in every region of operations. I am pleased with the progress we are making in implementing our strategic plan."

        Richard Wiley, Chief Financial Officer, commented: "The improved operating performance is the result of increased sales in every region and improved gross profit margins. We continue to make good progress in working capital reduction which, together with the operating performance improvement, has resulted in our strong liquidity position at the end of the quarter. Included in the results, we realized a $3.2 million sales and EBITDA improvement from the sale of an apparel trademark for the U.S. market. In addition to the strong financial performance, the Company finalized the sale and leaseback of its Denver Campus and initiated its global ERP software implementation project during the quarter."

        Samsonite Corporation will hold a conference call with securities analysts to discuss this press release at 10:00 a.m. Eastern Daylight Time on Thursday, June 9, 2005. Investors and interested members of the public are invited to listen to the discussion. The dial-in phone numbers are (877) 809-7599 in the U.S./Canada and (706) 679-6135 for international calls, the conference name is Samsonite and the conference ID # is 6851805. The leader of the call is Marcello Bottoli. If you cannot attend this call, it will be played back through Friday, July 1, 2005. The playback numbers are (800) 642-1687 in the U.S./Canada and (706) 645-9291 for international calls, and the conference ID # is 6851805.

        Samsonite is one of the world's largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as SAMSONITE®, AMERICAN TOURISTER®, LARK®, LACOSTE® and SAMSONITE® black label.

        A summary of the Company's calculation of Adjusted EBITDA, a reconciliation of Adjusted EBITDA to net cash provided by operating activities, and a summary of the Company's earnings (losses) under generally accepted accounting principles are attached as part of this release. The Company believes that disclosure of its operating earnings before interest, taxes, depreciation and amortization, as further adjusted to exclude goodwill and asset impairment charges, restructuring charges and expenses, executive severance, stock and deferred compensation expense, ERP project expenses and to include realized currency hedge gains and losses ("Adjusted EBITDA"), provides useful information regarding the Company's ability to incur and service debt, but that it should not be considered a substitute for operating income or cash flow from operations determined in accordance with generally accepted accounting principles. Other companies may calculate EBITDA, or derivations thereof, in a different manner than the Company. Adjusted EBITDA does not take into consideration substantial costs and cash flows of doing business, such as interest expense, income taxes, depreciation, amortization, restructuring charges and expenses, and stock compensation expense, executive severance and should not be considered in isolation to or as a substitute for other measures of performance. Adjusted EBITDA, as calculated by the Company, also excludes extraordinary items, discontinued operations, minority interest in earnings of subsidiaries, certain items of other income and expense and preferred stock dividends. Adjusted EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations. Neither EBITDA nor Adjusted EBITDA is an accounting term used in generally accepted accounting principles.

        Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as "proposed," "may," "will," "anticipate," "believe," "estimate," "intend," "plan" and "expect", and similar expressions (and their negatives). Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements. These factors include, among others, events which negatively affect consumer confidence or travel levels (such as the impact of terrorist attacks, hostilities in the Middle East and other regions, the incidence or spread of contagious diseases (such as SARS), or other economic, political, or public health or safety conditions or events that impact consumer confidence, spending and travel); general economic and business conditions, including foreign currency fluctuations; changes in interest rates; reliance on third party manufacturers; changes in consumer demands and fashion trends; changes in methods of distribution and customer purchasing patterns; factors associated with our concentrated voting stock; factors associated with or exacerbated by our leveraged capital structure; and competition. More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company's filings with the United States Securities and Exchange Commission. Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

* * * * * * * * * *

Samsonite Corporation Earnings and Adjusted EBITDA Summary
April 30, 2005 and 2004
(in thousands, except per share data)

	Three months ended April 30,
	2005	2004
Net sales	$232,358	200,428
Cost of goods sold	121,208	109,263

Gross profit	111,150	91,165
Selling, general and administrative expenses	88,742	80,148
Amortization and impairment of intangible assets	144	590
Asset impairment expense	—	671
Provision for restructuring operations	—	3,390

Operating income	22,264	6,366
Interest expense and amortization of debt issue costs	(7,829)	(9,781)
Interest and other income (expense), net	(1,082)	1,708

Income (loss) before income taxes and minority interests	13,353	(1,707)
Income tax expense	(4,675)	(1,103)
Minority interests in earnings of subsidiaries	(1,385)	(915)

Net income (loss)	7,293	(3,725)
Preferred stock dividends	(3,602)	(3,330)

Net income (loss) to common stockholders	$3,691	(7,055)

Net income (loss) per common share—basic	$0.02	(0.03)

Net income (loss) per common share—diluted	$0.01	(0.03)

Weighted average shares outstanding—basic	225,446	224,705

Weighted average shares outstanding—diluted	684,212	224,705

Summary of Adjusted EBITDA Calculation
Operating income	$22,264	6,366
Depreciation expense	4,500	4,795
Amortization and impairment of intangible assets	144	590
Asset impairment, restructuring charges and former chief executive officer severance expenses	—	5,554
ERP project expense	169	—
Stock compensation expense	2,118	445
Realized gain (loss) on foreign currency forward contracts	—	151

Adjusted EBITDA	29,195	17,901
Adjustments to reconcile Adjusted EBITDA to net cash provided by operating activities
Cash provided by changes in operating assets and liabilities	13,224	9,337
Non-cash operating additions (subtractions)
Amortization and write-off of debt issue costs and premium	626	570
Provision for doubtful accounts	498	317
Pension and other post-retirement plan losses (gains)	1,643	822
Other, net	2,023	(231)
Income (expense) excluded from Adjusted EBITDA
Interest income	336	96
Interest expense	(7,829)	(9,781)
Income tax expense	(4,675)	(1,103)
Minority interest in earnings of subsidiaries	(1,385)	(915)
Other income (expense) items, net	(1,467)	(1,441)

Net cash provided by operating activities	$32,189	15,572

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Samsonite Reports First Quarter Results